TERMINATION AGREEMENT


     Pursuant to Section 9.1(a) of that certain Share Exchange Agreement, dated as of October 17, 2002 (the "Share Exchange Agreement"), the undersigned parties to the Share Exchange Agreement do hereby terminate the Share Exchange Agreement as of the date hereof. Each of the parties hereto represents and warrants to the other that its termination of the Share Exchange Agreement has been duly approved by its Board of Directors.

     IN WITNESS WHEREOF, each of the undersigned has executed this Termination Agreement as of the 19th day of November, 2002. This Termination Agreement may be executed in counterparts, which, when taken together, shall be deemed to constitute a single original.


                                       FIRST SECURITY GROUP, INC.


                                       By:   /s/  Rodger B. Holley
                                             -----------------------------------
                                             Rodger B. Holley
                                             President


                                       PREMIER NATIONAL BANK OF DALTON


                                       By:   /s/  Johnny R. Myers
                                             -----------------------------------
                                             Johnny R. Myers
                                             President


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